UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2006

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Main Street, Suite 2650 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2006, Particle Drilling Technologies, Inc. held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders elected the following persons to serve as members of the Board of Directors:

Kenneth R. LeSuer

Jim B. Terry

John D. Schiller, Jr.

Michael S. Mathews

Hugh A. Menown

Steve A. Weyel

In addition, in order to increase the ratio of non-management directors to management directors serving on the Board of Directors, J. Chris Boswell and Thomas E. Hardisty resigned from the Board of Directors on March 3, 2006. Messrs. Boswell and Hardisty will continue to serve in their current positions as executive officers of Particle Drilling Technologies, Inc. The Board of Directors have reduced the size of the Board so that the number of directors which constitutes the whole Board of Directors is six.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	March 7, 2006	By:	/s/ J. CHRIS BOSWELL
			Name:	J. Christopher Boswell
			Title:	Senior Vice President and
Chief Financial Officer